UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 20, 2024

Argo Group International Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15259	98-0214719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 7th Avenue

7th Floor

New York, New York 10018

(Address, Including Zip Code,

of Principal Executive Offices)

Registrant’s telephone number, including area code: (210) 321-8400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
6.500% Senior Notes due 2042 issued by Argo Group US, Inc. and the Guarantee with respect thereto	ARGD	New York Stock Exchange
Depositary Shares, Each Representing a 1/1,000th Interest in a Share of 7.00% Resettable Fixed Rate Preferred Stock, Series A, Par Value $1.00 Per Share	ARGOPrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant

The Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of Argo Group International Holdings, Inc., a Delaware corporation (the “Company”), appointed Deloitte & Touche LLP (“Deloitte”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

(a) Resignation of Independent Registered Public Accounting Firm

On June 20, 2024 (the “Notice Date”), KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm tendered its resignation as the Company’s independent registered public accounting firm, which resignation was accepted by the Audit Committee of the Board.

The audit reports of KPMG on the Company’s consolidated financial statements for the period from November 16, 2023 through December 31, 2023 (Successor), for the period from January 1, 2023 through November 15, 2023 (Predecessor) and for year ended December 31, 2022 (Predecessor) did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principle.

During the periods November 16, 2023 to December 31, 2023 (Successor) and January 1, 2023 to November 15, 2023 (Predecessor) and the year ended December 31, 2022 (Predecessor) and during the subsequent interim period through the Notice Date, there were (i) no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreement in connection with KPMG’s reports for such fiscal years, and (ii) no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions).

The Company provided KPMG with a copy of the disclosures in this Current Report on Form 8-K (this “Report”) prior to filing with the Securities and Exchange Commission (the “SEC”) and requested that KPMG provide the Company with a letter addressed to the SEC stating whether KPMG agrees with the statements made by the Company in accordance with Item 304(a) of Regulation S-K. A copy of the letter, dated June 20, 2024, furnished by KPMG in response to that request, is filed as Exhibit 16.1 to this Report.

(b) Engagement of Independent Registered Public Accounting Firm

On the Notice Date, the Company notified Deloitte that it had been selected to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, subject to completion of Deloitte’s standard client acceptance procedures. The selection of Deloitte was approved by each of the Audit Committee and the Board.

During the periods November 16, 2023 to December 31, 2023 (Successor) and January 1, 2023 to November 15, 2023 (Predecessor) and the year ended December 31, 2022 (Predecessor), and the subsequent interim period through the Notice Date, neither the Company nor anyone on its behalf consulted Deloitte regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” (as defined in Regulation S-K Item 304(a)(1)(iv)) or a “reportable event” (as defined in Regulation S-K Item 304(a)(1)(v)).

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

No.	Exhibit
16.1	Letter of KPMG LLP, dated June 20, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 24, 2024	ARGO GROUP INTERNATIONAL HOLDINGS, INC.

	By:	/s/ Christopher Donahue
		Name:	Christopher Donahue
		Title:	Chief Financial Officer

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